Exhibit 99.1

NEWS RELEASE

Applied Digital Welcomes Laura Laltrello as Chief Operating Officer

Strategic Executive Appointment Further Strengthens Applied Digital’s Leadership Position at the Epicenter of AI Innovation

DALLAS — Jan. 6, 2025  (Globe Newswire) — Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder and operator of next-generation digital infrastructure for HPC applications, today welcomes Laura Laltrello as the Company’s new Chief Operating Officer (COO). The onboarding of Ms. Laltrello is intended to enhance the Company’s position as a leader in next-generation data centers and digital cloud solutions at the forefront of the AI revolution.

As COO, Ms. Laltrello will work closely with the Applied Digital leadership team to drive the execution of the Company’s strategic vision and oversee all aspects of day-to-day operations. She brings to her new role nearly 20 years of executive leadership experience, an ability to execute complex strategies, and deep expertise in data center operations, building technologies, and large-scale infrastructure projects.

“We are pleased to welcome Laura as we expand our Applied Digital leadership team with a focus on dedicated skills and expertise to complement our existing strengths and drive innovation across all areas of our business,” said Wes Cummins, Chairman and CEO of Applied Digital. “We firmly believe Laura will be instrumental in translating our vision into actionable plans and ensuring the alignment of operational efforts with long-term objectives, helping to accelerate our growth as an AI Factory pioneer.”

Most recently, Ms. Laltrello held the position of Vice President and General Manager of Building Automation Services with Honeywell International Inc., a Fortune 500 company that invents and manufactures technologies to address tough challenges linked to global macrotrends such as safety, security, and energy. Her career spans a range of senior leadership positions where she has led teams to deliver transformative projects and services for global technology leaders, demonstrating an exceptional track record in operations, strategic execution, and profit management. Ms. Laltrello holds a Bachelor of Applied Science degree in Applied Mathematics: Operations Research and Economics from Clemson University and completed the Executive Leadership Program at the International Institute for Management Development.

“I am excited to join Applied Digital and collaborate with the team to realize the Company’s vision to revolutionize accelerated computing,” said Ms. Laltrello. “I look forward to leveraging my experience to help Applied Digital scale operations, optimize performance, and deliver sustained growth for the future.”

In connection with the appointment of Ms. Laltrello as COO effective January 6, 2025, the Company granted Ms. Laltrello an employment inducement award consisting of 600,000 time-based restricted stock units (“RSUs”), with an effective grant date of January 6, 2025. The RSUs will vest over a three-year period, subject to Ms. Laltrello’s continuous employment on each applicable vesting date.

The inducement award to Ms. Laltrello was granted as a material inducement to her acceptance of the offer of employment by the Company and was approved by the Company’s Board of Directors on December 27, 2024. The award was granted outside of the Company’s equity incentive plan, in accordance with Rule 5635(c)(4) of The Nasdaq Stock Market LLC.

About Applied Digital

Applied Digital (Nasdaq: APLD) develops, builds and operates next-generation data centers and cloud infrastructure. Different by design, the company’s purpose-built facilities are engineered to unleash the power of accelerated compute and deliver secure, scalable and sustainable digital hosting, along with turnkey CSaaS and GPU-as-a-Service solutions. Backed by deep hyperscale expertise and a robust pipeline of available power, Applied Digital accommodates AI Factories and beyond to support the world’s most exacting AI/ML, blockchain and high-performance computing (HPC) workloads. To learn more, visit www.applieddigital.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Ellendale HPC data center; availability of financing to continue to grow our business; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with developments and changes in regulation; cash flow and access to capital; decline in demand for our products and services; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Investor Relations Contacts

Matt Glover and Ralf Esper
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact

Buffy Harakidas, EVP and Jo Albers

JSA (Jaymie Scotto & Associates)

(856) 264-7827

jsa_applied@jsa.net